Exhibit 10.6
FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("this Amendment') dated as of March 31, 2011 (the "Effective Date") is entered into by and among INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("Ca Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf'), EAST GULF SHIPHOLDING, INC., a Marshall Islands corporation ("East Gulf), MPV, INC., a Marshall Islands corporation ("MIN"), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LC', Central Gulf, East Gulf, MTV, and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender").

Recitals

A. The Borrowers and the Lender are parties to that certain Credit Agreement dated March 7, 2008, as amended by a First Amendment thereto dated March 3, 2009, by a Second Amendment thereto dated August 13, 2009 and by a Third Amendment thereto dated as of March 31, 2010 (as further amended from time to time, the "Credit Agreement").

B. The Borrowers have requested that the Lender make certain modifications to the Credit Agreement as set forth herein.

C. The Lender has agreed to make such modifications, provided that the Borrowers and the Lender enter into this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers and the Lender hereby agree as follows, with such agreements to become effective as of the Effective Date:

1.            Rules of Construction. This Amendment is subject to the rules of construction set forth in the Credit Agreement.

2.            Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

3.            Representations and Warranties of Borrower. The Borrowers represent and warrant to the Lender as follows:

(a)    Representations and Warranties in Credit Documents. All of the representations and warranties set forth in the Credit Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

   (b)            No Default. As of the Effective Date, the Borrowers are in compliance with all the terms and provisions set forth in the Credit Documents on their part to be • observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

    (c)            No Misleading Information. To the best knowledge of the Borrowers, neither this Amendment nor any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, and there is no fact known to the Borrowers that the Borrowers have not disclosed to the Lender that materially adversely affects or, so far as the Borrowers can now reasonably foresee, will materially adversely affect the properties, or financial or other condition of the Borrowers or the ability of the Borrowers to perform their obligations hereunder and under the other Credit Documents.

    (d)            Borrowers' Organizational Documents. The organizational documents of the Borrowers have not been amended since March 7, 2008, except that 1SC amended and restated its Bylaws on October 28, 2009.

      4.      Amendments to Credit Agreement.

(a) Section 1.2(d) is hereby amended to read, in its entirety, as follows:

(d) Applicable Margin means three and three quarters percent (375 basis points) per annum.

(b) Section 1.2(kk) is hereby amended to read, in its entirety, as follows:

(kk) Maximum Facility Amount means (a) $35,000,000, from the Effective Date to and including July 14, 2011, and (b) $30,000,000 from July 15, 2011 to and including the Termination Date.

(c) Section 1.2(a) is hereby amended to read, in its entirety, as follows:

(xx) Termination Date means the maturity date of the Revolving Loan (which is April 6, 2013) as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6.2.

(d) • The first sentence of Section 2.7(a) is hereby amended to read, in its entirety, as follows:

(a) From and after the Closing Date to and including thirty Business
Days prior to the Termination Date, the Lender may, at its sole discretion, upon the terms and subject to the conditions of this Agreement, issue Letters of Credit from time to time for the account of the Borrowers in such amounts as may be requested by the Borrowers and as shall be approved by the Lender, up to a maximum aggregate amount of Letter of Credit Borrowings at any one time outstanding that, when added to (i) the then-outstanding Reimbursement Obligations plus (ii) thefl aggregate amount of the Advances then outstanding (and not yet repaid), would not exceed the Maximum Facility Amount; provided, however, that no Letter of Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations to exceed (a) $8,000,000, from the Effective Date to and including July 14, 2011, and (b) $5,000,000 from July 15, 2011 to and including the Termination Date.

(e) The first sentence of Section 2.7(d) is hereby further amended to read, in its entirety, as follows:

(d) For each Letter of Credit the Lender issues and all renewals thereof, the Lender shall receive from the Borrowers, a letter of credit fee equal to the rate of two and one-half percent (2.5%) per annum of the stated amount of the Letter of Credit being issued or renewed.

(f) [Section 5.15(m) is hereby amended to read, in its entirety, as follows:

(m) EBITDAR to Fixed Charges. Maintain a ratio of EBITDAR to Fixed Charges of not less than 1.2 to 1.00, for ISC and the Subsidiaries on a consolidated basis for the four most recent fiscal quarters for which financial information is available.]

5.             Amendment Fee. As consideration for the Lender's agreement to modify the Credit Agreement, the Borrowers agree to pay to the Lender a fee equal to Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($87,500.00) (the "Amendment Fee"). The Amendment Fee shall be payable on the date of this Amendment and shall be non-refundable.

6.             Fees and Legal Expenses. The Borrowers hereby agree to pay all reasonable invoiced legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment. Such expenses and legal costs shall be payable upon the execution of this Amendment and shall be non-refundable.

7.             References in Credit Documents. All references in the Credit Documents to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment.

8.             Credit Documents to Remain in Effect. Except as specifically modified by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

9.             No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor impair any Liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof; except as specifically set forth in this Amendment.

10.             Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.             Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof

12.             Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

13.             Severabilitv. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.             Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

15.           No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.

16.           Effect of this Amendment This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that shall prove to be false or misleading in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

INTERNATIONAL SHIPHOLDING CORPORATION

By: /s/ David B. Drake
            Its: Vice President-Treasurer

ENTERPRISE SHIP COMPANY, INC

By: /s/ David B. Drake
            Its: Vice President-Treasurer

SULPHUR CARRIERS, INC

By: /s/ David B. Drake
            Its: Vice President-Treasurer

GULF SOUTH SHIPPING PTE LTD.

By: /s/ David B. Drake
            Its: Vice President-Treasurer

CG RAILWAY, INC.

By: /s/ David B. Drake
            Its: Vice President-Treasurer

LCI SHIPHOLDINGS, INC.

By: /s/ David B. Drake
            Its: Vice President-Treasurer

CENTRAL GULF LINES, INC.

By: /s/ David B. Drake
            Its: Vice President-Treasurer

EAST GULF SHIPHOLDING, INC.

By: /s/ David B. Drake
            Its: Vice President-Treasurer

MPV, INC.

By: /s/ David B. Drake
            Its: Vice President-Treasurer

WATERMAN STEAMSHIP CORPORATION

By: /s/ David B. Drake
            Its: Vice President-Treasurer

REGIONS BANK

By: /s/ Edward E. Midyett
            Its: Vice President